PROSPECTUS SUPPLEMENT NO. 3
(TO PROSPECTUS DATED NOVEMBER 9, 2001)

                         ICN PHARMACEUTICALS, INC.


    $525,000,000 of 6 1/2 % Convertible Subordinated Notes due 2008 and 15,326,010 Shares of Common Stock Issuable upon Conversion of the Notes

                             -----------------

     This prospectus supplement No. 3 supplements and amends the prospectus dated November 9, 2001, as amended by prospectus supplement No. 1 dated December 28, 2001 and prospectus supplement No. 2 dated February 26, 2002, relating to the 6 1/2 % Convertible Subordinated Notes due July 15, 2008 of ICN Pharmaceuticals, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

     The following represents an addendum to the table of selling securityholders appearing on pages 46-50 of the prospectus, as supplemented and amended:

                                                                     COMMON
                                                                     STOCK              COMMON
                                                 PRINCIPAL          ISSUABLE            STOCK
                                                 AMOUNT OF            UPON              OWNED
                                                   NOTES           CONVERSION           AFTER
                      NAME                     BENEFICIALLY          OF THE           COMPLETION
                      ----                       OWNED AND          NOTES AND           OF THE
                                              OFFERED HEREBY     OFFERED HEREBY        OFFERING
                                              --------------     --------------        --------
Bankgesellschaft Berlin AG                      6,250,000           182,452             -

     In addition, the prospectus, as supplemented and amended, is hereby further amended as follows: The deletion of:

                                                                     COMMON
                                                                     STOCK              COMMON
                                                 PRINCIPAL          ISSUABLE            STOCK
                                                 AMOUNT OF            UPON              OWNED
                                                   NOTES           CONVERSION           AFTER
                      NAME                     BENEFICIALLY          OF THE           COMPLETION
                      ----                       OWNED AND          NOTES AND           OF THE
                                              OFFERED HEREBY     OFFERED HEREBY        OFFERING
                                              --------------     --------------        --------
Chrysler Corporation Master Retirement          $6,740,000          196,756             -
Trust
Delta Air Lines Master Trust                     1,720,000           50,210             -
Delta Pilots D & S Trust                           790,000           23,061             -
Microsoft Corporation                            1,020,000           29,776             -
Motion Picture Industry Health Plan -              535,000           15,617             -
Active Member Fund
Motion Picture Industry Health Plan -              230,000            6,714             -
Retiree Member Fund
OCM Convertible Trust                            4,155,000          121,294             -
OCM Convertible Limited Partnership                225,000            6,568             -
Partner Reinsurance Company Ltd.                   930,000           27,148             -
Putnam Asset Allocation Funds - Balanced         1,210,000           35,322             -
Portfolio
Putnam Asset Allocation Funds -                    930,000           27,148             -
Conservative Portfolio
Putnam Convertible Income - Growth Trust         9,190,000          268,278             -
Putnam Convertible Opportunities and               330,000            9,633             -
Income Trust
Putnam Variable Trust - Putnam VT Global           330,000            9,633             -
Asset Allocation Fund
State Employees' Retirement Fund of the          2,325,000           67,872             -
State of Delaware
State of Connecticut Combined Investment         4,960,000          144,794             -
Funds
The Estate of James Campbell                       347,000           10,129             -
Vanguard Convertible Securities Fund, Inc.       7,370,000          215,147             -
Zurich Institutional Benchmarks Master             200,000            5,838             -
Fund Limited

         and substitution therefore of:

                                                                     COMMON
                                                                     STOCK              COMMON
                                                 PRINCIPAL          ISSUABLE            STOCK
                                                 AMOUNT OF            UPON              OWNED
                                                   NOTES           CONVERSION           AFTER
                      NAME                     BENEFICIALLY          OF THE           COMPLETION
                      ----                       OWNED AND          NOTES AND           OF THE
                                              OFFERED HEREBY     OFFERED HEREBY        OFFERING
                                              --------------     --------------        --------
Chrysler Corporation Master Retirement          $5,980,000          174,570             -
Trust
Delta Air Lines Master Trust                     1,525,000           44,518             -
Delta Pilots D & S Trust                           700,000           20,434             -
Microsoft Corporation                              905,000           26,419             -
Motion Picture Industry Health Plan -              475,000           13,866             -
Active Member Fund
Motion Picture Industry Health Plan -              205,000            5,984             -
Retiree Member Fund
OCM Convertible Limited Partnership                200,000            5,838             -
OCM Convertible Trust                            3,685,000          107,573             -
Partner Reinsurance Company Ltd.                   825,000           24,083             -
Putnam Asset Allocation Funds - Balanced         1,510,000           44,080             -
Portfolio
Putnam Asset Allocation Funds -                  1,230,000           35,906             -
Conservative Portfolio
Putnam Convertible Income - Growth Trust        10,990,000          320,824             -
Putnam Convertible Opportunities and               430,000           12,552             -
Income Trust
Putnam Variable Trust - Putnam VT Global           405,000           11,822             -
Asset Allocation Fund
State Employees' Retirement Fund of the          2,060,000           60,136             -
State of Delaware
State of Connecticut Combined Investment         4,400,000          128,446             -
Funds
The Estate of James Campbell                       314,000            9,166             -
Vanguard Convertible Securities Fund, Inc.       6,540,000          190,918             -
Zurich Institutional Benchmarks Master             347,000           10,129             -
Fund Limited


     The prospectus, together with prospectus supplement No. 1, prospectus supplement No. 2 and this prospectus supplement No. 3, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

                             -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 9, 2002